UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported) November 20, 2014 (November 14, 2014)

STEEL DYNAMICS, INC.

(Exact name of registrant as specified in its charter)

Indiana	0-21719	35-1929476
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7575 West Jefferson Blvd, Fort Wayne, Indiana 46804

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:  260-969-3500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement

On November 14, 2014, Steel Dynamics, Inc. (the “Company”) amended, restated and expanded its senior secured revolving credit facility and entered into a new term loan facility. The Second Amended and Restated Credit Agreement expanded the senior secured revolving credit facility from the prior $1.1 billion level to a renewed five year $1.2 billion facility and provided for a new five year $250.0 million term loan facility, both of which mature on November 14, 2019 (the “Maturity Date”). Subject to certain conditions, the Company also has the ability to increase the combined facility size by a minimum of $750.0 million. The Second Amended and Restated Credit Agreement is guaranteed by certain of the Company’s subsidiaries and is secured by substantially all of its accounts receivable and inventories.   The proceeds from the new term loan facility were used to refinance the Company’s existing $226.9 million term loan facility and for general corporate purposes. Quarterly principal payments under the new term loan facility are required to be made in the amount of 1.25% of the original principal amount, with the unpaid principal balance of approximately $191.0 million due on the Maturity Date. The revolver will be available for working capital and other general corporate purposes.

A copy of the Second Amended and Restated Credit Agreement is filed as Exhibit 10.54 and is incorporated herein by reference.

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information regarding the Second Amended and Restated Credit Agreement set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference in its entirety.

8.01.  Other Events.

On November 14, 2014, the Company issued a press release titled “Steel Dynamics Announces Renewed and Increased Revolving Credit Facility and New Term Loan Facility.”  The full text of the press release is furnished herewith as Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended, and shall not be deemed incorporated by reference into any registration statement or other document filed pursuant to the Securities Act of 1933, as amended.

Item 9.01.  Financial Statements and Exhibits

(d )          Exhibits.

The following exhibit is filed with this report:

Exhibit Number	Description

10.54

Second Amended and Restated Credit Agreement dated as of November 14, 2014, Among Steel Dynamics, Inc. as Borrower and the Initial Lenders, Initial Issuing Bank and Swing Line Bank Named or Described Herein as Initial Lenders, Initial Issuing Banks and Swing Line Bank, and PNC Bank, National Association as Collateral Agent, PNC Bank, National Association as Administrative Agent, and Bank of America, N.A. and Wells Fargo Bank, National Association as Syndication Agents, and Merrill Lynch, Pierce, Fenner & Smith Incorporated, PNC Capital Markets LLC and Wells Fargo Securities, LLC, as Joint Lead Arrangers and Joint Bookrunners, and JPMorgan Chase Bank, N.A., Citizens Bank, N.A., Morgan Stanley Senior Funding, Inc. and SunTrust Bank, as Documentation Agents.

The following exhibit is furnished with this report:

Exhibit Number	Description

99.1	A press release dated November 14, 2014, titled “Steel Dynamics Announces Renewed and Increased Revolving Credit Facility and New Term Loan Facility.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereto duly authorized.

STEEL DYNAMICS, INC.

/s/Theresa E. Wagler
Date: November 20, 2014
	By:	Theresa E. Wagler
	Title:	Chief Financial Officer